SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : February 1, 2007

Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126

(Address of principal executive offices)

786-594-3939

(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6

(Former Name and Address)

ITEM 8.01 Other Events

On February 1, 2007 the Company’s subsidiary, Liberty Wireless, Corp. (“Liberty”) filed a lawsuit against Mobile Technology Services, LLC (“MTS”) alleging that MTS had breached a number of provisions of the Mobile Virtual Network Enabler (“MVNE Agreement”) Services Agreement between Liberty and MTS, despite repeated attempts by Liberty requesting that MTS cure all the breaches under the MVNE Agreement.

Liberty’s complaint alleges that MTS failed to provide the adequate and necessary support and actual services promised in the MVNE Agreement in order to maintain the levels of excellence required by Liberty for its customers. In December, 2005, Liberty purchased the assets of the “Liberty Wireless” business from Star Number, Inc. (“Star Number”) pursuant to an Asset Purchase Agreement.

The lawsuit was filed in the U.S. District Court for the Southern District of Florida.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

February 13, 2007	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

February 13, 2007	/s/ Robert Krebs
Robert Krebs
Chief Financial Officer

February 13, 2007	/s/ Tom Davis
Tom Davis
COO